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                                                                  EXHIBIT 10.14



                  SOFTWARE LICENSE GRANT, TERMS AND CONDITIONS

This Agreement is made and entered into between Document Sciences Corporation ("Document Sciences") and <<Company>> ("Customer"), a corporation, with its principal place of business at <<Address 1>>.

1.       LICENSED SOFTWARE
The term "Licensed Software" shall mean any or all of object code, support documentation, including but not limited to the Reference Manual, System Guide, Quick Reference, User Guide, Release Notes, Font Data Base Reference Manual, Message Guide, PCL Importer Manual, CompuView Manual, CompuPrep Manual, TIFF Importer Manual, NetPrint Notes, Multi-Graphic Consolidator Manual and other related material of the Document Sciences Software Products listed in the Software Schedule(s) and delivered to Customer under this Agreement.

2.       LICENSE GRANT
a. Subject to the payment of the Initial License Fees set forth on the Software Schedule and Addendums thereto, and all other applicable license fees, if any, and subject to the terms and conditions of this Agreement, Document Sciences grants to the Customer a non-transferable, non-assignable (by operation of law or otherwise), non-exclusive license to use the Licensed Software solely for Customer's own internal business purposes on the size, type, and number of central processing units ("CPU") specified on the Software Schedule(s).

b. Customer expressly acknowledges and agrees that license agreements shall be required for all CPU's on which Customer uses the Licensed Software. Customer may license additional Licensed Software for operation on additional CPU's at Document Sciences' then-current charges and subject to Document Sciences' then prevailing terms and conditions, by and through Customer's execution of and Document Sciences' acceptance of Addendums to the Software Schedule which shall become effective Upon such acceptance.

c. Title and full ownership rights to the Licensed Software and any copies thereof, shall at all times reside exclusively with Document Sciences and/or its licensors.

3.  PAYMENT

Following the Customer's receipt of the Licensed Software, Document Sciences shall invoice the Customer for the amount owed under this Agreement. Such invoice(s) are payable upon receipt and are considered delinquent if not paid within thirty (30) days.

4.       REDESIGNATION OF HOST COMPUTER SYSTEM
If Customer desires to transfer use of the Licensed Software, either temporarily or permanently, to a different CPU, or if Customer desires to change CPU's physical location, Customer shall notify Document Sciences in writing at least 60 days prior to such proposed transfer or relocation and specifically designate the new CPU and/or location. In the event that such prior notice is not possible when the CPU becomes inoperative due to malfunction, Customer may temporarily transfer use of the Licensed Software to a back-up system and promptly notify Document Sciences in writing of such transfer. With respect to any transfer of the licensed Software to a new CPU and/or location, Customer (a) assumes full responsibility for all operational changes thereto, and (b) shall bear all costs associated with such transfer and/or relocation, including but not limited to, any and all additional license fees and support costs which may be payable to Document Sciences in accordance with Document Sciences' then-current charges.

5.       CUSTOMER'S RESPONSIBILITIES
In addition to the other obligations set forth in this Agreement, Customer shall (a) be solely responsible for and bear all costs associated with determining and maintaining the configuration and operation of the CPU and all associated operating system software and (b) install and operate the Licensed Software on the CPU in accordance with Document Sciences' support documentation.

6.       CONFIDENTIALITY
Customer acknowledges that the Licensed Software contains confidential information of Document Sciences and its licensors. Customer agrees to disclose such confidential information only to its employees and consultants having a clear need for such information to enable Customer to exercise its right under this Agreement. This obligation shall not apply to any portion of the confidential information to the extent that it (a) is or becomes part of the public domain through no fault of Customer or its employees or consultants
(b) was rightfully communicated to Customer free of any obligation of confidence subsequent to the time of receipt, (c) was developed by Customer independently of and without reference to the confidential information, (d) is communicated by Document Sciences to a third party free of any obligation of confidence, or (e) is more than five years after termination of this Agreement.

7.       COPYING RESTRICTIONS
Customer may copy the Licensed Software, in whole or in part, only for backup or archive purposes consistent with the license grant in Paragraph 2, but in no event shall the number of copies exceed two. Each copy shall include in readable format any and all confidential, proprietary, and copyright notices or markings contained on the original provided by Document Sciences.

8.       UNAUTHORIZED USE AND CUSTOMER COMPLIANCE
Customer agrees to use all reasonable efforts to ensure that persons employed by Customer or under Customer's direction and control (including consultants) abide by the terms and conditions of this Agreement including, without limitation, not knowingly permitting anyone to use any portion of the Licensed Software for the purpose of deriving its source code. In the event the Customer becomes aware that the Licensed Software is being used by such persons in a manner not authorized by this Agreement, Customer shall immediately use all reasonable efforts to have such unauthorized use of such Licensed Software immediately cease and shall immediately notify Document Sciences in writing of the unauthorized use.
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9.       THIRD PARTY SOFTWARE
The Licensed Software is protected by Copyright and other proprietary rights of Document Sciences and/or, its licensors. Customer may be held directly responsible by such third party licensor for acts relating to the Licensed Software which are not authorized by this Agreement.

10.      TERM OF LICENSE AGREEMENT AND RENEWAL OF LICENSE AGREEMENT
The term of the Agreement shall be twelve (12) months commencing on the date Document Sciences accepts this Agreement and shall be subject to automatic renewal at Document Sciences' then current Annual License Fee applicable to the Licensed Software for additional one year terms unless either party notifies the other of cancellation at least thirty (30) days prior to the end of an annual term. The Annual License Fee shall be due and payable in full on the first day of such one year term.

11.      SOFTWARE SUPPORT
a. Software Support (defined below) for Licensed Software shall be included in the Initial License Fees and Annual License Fees. For purposes of this Agreement, Software Support shall consist of:

         1. Document Sciences sending to Customer from time to time, as Document Sciences deems appropriate, Licensed Software releases or upgrades the primary purpose of which is to maintain compatibility with the then current supported host environment and/or add or enhance Licensed Software features and capabilities. However, Document Sciences reserves the right to charge Customer a separate license and/or support fee for a release or upgrade the primary feature of which, in Document Sciences' sole discretion, is a material enhancement to the features and/or capabilities of the Licensed Software.

         2. The provision by Document Sciences of a Customer Support Center Hot-Line number for the resolution of user problems and questions relating to the Licensed Software. The Hot-Line shall be available for live communication during normal business hours, Monday through Friday. For the remaining periods, Document Sciences shall provide a telephone message recording device which will record Customer's reports.

         3. The submission of Licensed Software problems to Document Sciences via a Problem Report. Document Sciences does not, however, guarantee the correction of any Licensed Software problem.

b. The implementation of all software releases/upgrades is mandatory and the previous release of software will only be supported for six months following the "general availability" of the current release/upgrade as determined by Document Sciences.

c. If Customer fails to implement the most current release or upgrade of the Licensed Software product for any reason whatsoever, Document Sciences may discontinue providing Software Support for any affected Licensed Software product without further liability to Customer.

d. Document Sciences reserves the right to discontinue Software Support for any Licensed Software product at any time after the first anniversary of this Agreement. Document Sciences shall give the Customer at least 30 days prior written notice of the effective date of such discontinuance and shall reimburse Customer the pro rata portion of any prepaid Annual License Fee for Software Support provided that Customer is in full compliance with the terms of this Agreement.

12.      TERMINATION OF AGREEMENT
a. This Agreement shall terminate immediately: (i) upon expiration of its annual term, with written notification (see Paragraph 10 above); (ii) if, upon expiration of thirty (30) days from the date of written notice by Document Sciences of a material curable default under this Agreement is sent to Customer, such default has not been cured; (iii) immediately upon notice in the event of a material default which by its nature cannot be cured; (iv) if Document Sciences elects to accept return of the Licensed Software under Paragraphs 12b or 13 of this Agreement; or (v) to the extent permitted by applicable law, if Customer enters into any composition or arrangement with or for the benefit of its creditors, becomes bankrupt has a receiver and/or manager appointed to manage its assets, or goes into liquidation, voluntarily or under supervision.

b. Following termination Customer shall (i) promptly discontinue use of the Licensed Software and shall either deliver to Document Sciences and/or destroy all Licensed Software and related materials furnished by Document Sciences, together with all copies of the Licensed Software (including erasing Licensed Software from memory or data storage apparatus under the control of Customer) and (ii) warrant in writing to Document Sciences within thirty (30) days of termination that the Licensed Software, related materials and all copies thereof have been either returned to Document Sciences and/or destroyed and erased from such memory and/or data storage apparatus.

c. The obligations of Customer under Paragraph 6 relating to confidential information shall survive termination of this Agreement.


                               GENERAL PROVISIONS
13.      WARRANTY AND DISCLAIMER
a. Document Sciences warrants the physical media on which the Licensed Software is embedded or resident will be free from material defects in material for a period of thirty (30) days from the date of delivery to Customer. Document Sciences shall replace floppy disks, on which the Licensed Software is resident, or incomplete or illegible documentation upon receipt of notification of defect. Customer's sole remedy shall be for Document Sciences to replace the defective media.

b. Document Sciences warrants that for a period of ninety (90) days from the date of delivery to Customer of the Licensed Software, the Licensed Software shall be free from material coding errors. A "material coding error" is an error which results in the Licensed Software being in material nonconformity to its published Document Sciences specifications. Document Sciences does not warrant that the operation of the Licensed Software will be uninterrupted or error-free. The Customer must notify Document Sciences in writing of a material coding error within the 90 day warranty period.
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         Document Sciences, at its option, may either provide Customer with
         Licensed Software which is free from, or a workaround which avoids, the material coding error or accept return of the Licensed Software and refund the Customer the license fees paid for such Licensed Software. Document Sciences shall provide the replacement Licensed Software or workaround or refund the license fees within a reasonable time after receiving the notice of a material coding error from Customer. If Document Sciences does not, within a reasonable time after notification, provide the replacement Licensed Software or workaround, Customer's sole remedy shall be to rescind this Agreement.

c. THE EXPRESS WARRANTIES SET FORTH ABOVE ARE THE ONLY EXPRESS WARRANTIES. DOCUMENT SCIENCES DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. DOCUMENT SCIENCES DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS MADE BY PERSONS OTHER THAN DOCUMENT SCIENCES INCLUDING, BUT NOT LIMITED TO, DISTRIBUTORS OF ANY DOCUMENT SCIENCES LICENSED SOFTWARE.

d. The express warranties set forth above shall be void if Customer fails to properly use the Licensed Software in the appropriate environment as specified in the support documentation.

14.      PATENT AND COPYRIGHT INDEMNIFICATION
Document Sciences will defend Customer from, and pay any ultimate judgement for, direct infringement in the United States by the Licensed Software of any patent, trade secret, or copyright, if Customer promptly notifies Document Sciences in writing of any alleged infringement, allows Document Sciences to defend, and cooperates with Document Sciences. Document Sciences is not responsible for any non-Document Sciences litigation expenses or settlements unless Document Sciences agrees to them in writing. To avoid infringement, even if not alleged, Document Sciences may, at its option, and at no charge to Customer, obtain a license, or modify, or substitute an equivalent of, or remove the Licensed Software. If Licensed Software is removed by Document Sciences for this reason, the pro rata portion of any prepaid Initial License Fee or Annual License Fee will be refunded. Document Sciences is not liable for any infringement due to the Licensed Software being made or modified (by Document Sciences or others, including Customer) to Customer specifications, or being used or sold in combination with equipment, software, or supplies not provided by Document Sciences. DOCUMENT SCIENCES HAS NO OTHER EXPRESS OR IMPLIED WARRANTY OF NONINFRINGEMENT OR LIABILITY FOR INFRINGEMENT OR ANY DAMAGES THEREFROM.

15.      LIMITATION OF LIABILITY
EXCEPT AS TO INDEMNIFIED MATTERS UNDER 14 ABOVE, IN NO EVENT SHALL DOCUMENT SCIENCES BE LIABLE TO CUSTOMER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ADDITION, DOCUMENT SCIENCES' LIABILITY TO CUSTOMER FOR DIRECT DAMAGES SHALL IN NO EVENT EXCEED THE TOTAL AMOUNT OF MONEY ACTUALLY PAID BY CUSTOMER TO DOCUMENT SCIENCES UNDER THIS AGREEMENT.

16.    MISCELLANEOUS

a. No delay or failure of Document Sciences to exercise any right or remedy will operate as a waiver of such right or remedy.

b. Customer acknowledges that its rights in and to the Licensed Software may not be assigned, licensed or otherwise transferred by operation of law or otherwise without the prior written consent of Document Sciences.

c. This Agreement shall be construed in accordance with and be governed by the laws of the State of California.

d. Any notice given under this Agreement shall be in writing and sent by prepaid registered mail or certified airmail, or commercial courier service, return receipt requested. All such notices shall be deemed to have been given when received, addressed in the manner indicated below or at such other addresses as the parties may from time to time notify each other of.

       Notice to Customer:                   Notice to Document Sciences:
       ____________________                  Barbara E. Amantea, CFO
       ____________________                  Document Sciences Corporation
       ____________________                  6333 Greenwich Drive - Suite 100
       ____________________                  San Diego, CA 92122


e. This Agreement is the entire agreement between Customer and Document Sciences pertaining to the Licensed Software and supersedes all proposals or prior and contemporaneous agreements or understandings of Customer and Document Sciences regarding the Licensed Software. CUSTOMER AGREES THAT ANY TERMS AND CONDITIONS CONTAINED IN ANY CUSTOMER PURCHASE ORDER OR OTHER ORDERING DOCUMENT SHALL HAVE NO BINDING EFFECT ON DOCUMENT SCIENCES AND WILL NOT MODIFY THIS AGREEMENT IN ANY WAY. Modification of this Agreement shall not be valid unless in writing and signed by duly authorized representative of both parties.

f. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, shall constitute a single agreement.

g. If any provision of this Agreement is held invalid, such invalidity shall not effect the validity or enforceability of the other provisions of this Agreement or of the Agreement as a whole.

h. Customer shall be responsible for the payment of any and all taxes on the Initial License Fee and Annual License Fees, other than taxes based on Document Sciences' net income or Document Sciences' business privilege taxes.


THE INDIVIDUAL SIGNING BELOW WARRANTS HE/SHE IS AN AUTHORIZED REPRESENTATIVE OF CUSTOMER. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED HEADQUARTERS REPRESENTATIVE OF DOCUMENT SCIENCES CORPORATION.

Executed:                                   Accepted:

CUSTOMER: <<COMPANY>>                     DOCUMENT SCIENCES CORPORATION

By:                                         By:
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Name:                                       Name:  Tony N. Domit
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Title:                                      Title: PRESIDENT & CEO
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Date:                                       Date:
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